Exhibit 99.4

THIS UNSECURED PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

CEN BIOTECH, INC.

Senior Promissory Note

No. 5

$[50,000.00]	January 24, 2018

For value received, CEN Biotech, Inc., an Ontario corporation (the “Company”), hereby promises to pay to the order of Joseph Byrne, with an address at 6 Cameron Sideroad East Essex Ontario N8M 2X5, email: ____NA___ or its registered assigns (hereinafter together with successors in title and assigns referred to as the “Purchaser”), the principal sum of Fifty Thousand Dollars ($50,000.00), together with simple interest from the date hereof on the principal amount outstanding from time to time, as specified below.

This Senior Promissory Note (this “Note”) is one in a series of Senior Promissory Notes (collectively, the “Notes”) issued by the Company in an offering of such Notes that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) in reliance of Section 4(a)(2) thereof and the provisions of Regulation D promulgated thereunder or in reliance of the provisions of Regulation S promulgated thereunder (the “Offering”). The Purchaser acknowledges that the interest rate and other terms of the other Notes may vary unless otherwise agreed by the Company. As used in this and any other Notes, the term “Requisite Note Holders” shall mean the holders of a majority of the aggregate outstanding principal amount of this and the other Notes issued in such Offering and not include any other notes, debentures or similar instruments that may have been or may be issued by the Company.

The Obligations Under This Note Are Unsecured. Each Purchaser acknowledges and agrees that the Company has issued or may issue secured indebtedness, and may grant a security interest in all assets of the Company and the proceeds thereof to secure the obligations under such indebtedness. Additionally, the Company has issued, and may issue, senior debt obligations that by their terms have a senior priority in right of payment to the obligations under this Note or any of the other Notes. Accordingly, the obligations of the Company to any Purchaser are subordinated to the payment of such secured and senior obligations.

1.           Interest.

(a)    This Note shall bear interest. Interest will be paid by the Company issuing 2,000 shares of common stock of the Company (“Common Stock”) (such shares of Common Stock, being the “Interest Shares”). The value of the Interest Shares when issued in accordance with this Note shall be the interest and such value as of the Interest Shares as of the Maturity Date shall be the interest rate (the “Interest Rate”) applicable to this Note. The Interest Rate shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Interest on the obligations of this Note shall accrue and be paid on the Maturity Date of this Note, or if earlier, the date that the obligations under this Note are accelerated and become due and payable.

(b)    The Interest Shares, after giving effect to the transactions contemplated hereby, will be duly authorized, fully paid and non-assessable and free and clear of any lien.

(c)    The Interest Shares have not been, and will not be, registered under the Securities Act and are “restricted securities” under applicable U.S. federal and state securities laws and, pursuant to these laws, the Purchaser must hold the Interest Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Interest Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Interest Shares and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(d)    The Interest Shares will bear legend, substantially in the following form: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER.

2.           Amount Due.

(a)    Unless earlier paid under the terms of this Note, the obligations of the unpaid principal and the accrued and unpaid interest under this Note (the “Amount Due”) shall be paid on February 15, 2018 (the “Maturity Date”). The Amount Due may be prepaid in whole or in part without penalty only with the prior written consent of the Requisite Note Holders.

(b)    All of the Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of the Amount Due with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the respective principal amount of the outstanding indebtedness represented by each of the then outstanding Notes.

3.           Default.

(a)    This Note shall, at the election of the Requisite Note Holders, become immediately due and payable, upon notice and demand by the Requisite Note Holders (except in the case of clauses (i) and (ii) and (iii) below, which shall not require notice or demand), upon the occurrence of any of the following events of default (individually, an “Event of Default” and collectively, “Events of Default”):

(i)    the liquidation, dissolution or insolvency of the Company, or the appointment of a receiver or custodian for the Company of all or substantially all of its property, if such appointment is not terminated or dismissed within thirty (30) days;

(ii)    the institution by or against the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally;

(iii)    the failure of the Company to make any payment of principal or interest when due on this Note, which failure continues for a period of thirty (30) days after written notice thereof ; or

(iv)    the material breach of any of the representations and warranties made by the Company in the Note.

(b)    THERE IS NO EVENT OF DEFAULT AND YOU WILL NOT HAVE ANY RIGHT TO ACCELERATE THE OBLIGATIONS UNDER THIS NOTE UNLESS AN EVENT OF DEFAULT HAS OCCURRED AND THE HOLDERS OF MORE THAN 50% OF THE AGGREGATE PRINCIPAL AMOUNT OF THE NOTES ELECT AND DECLARE AN EVENT OF DEFAULT OTHER THAN FOR THE EVENTS SPECIFIED IN CLAUSES (i), (ii) OR (iii), ABOVE.

(c)    Upon the occurrence of an Event of Default, the Purchaser shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of New York, including the right to demand payment of this Note.

4.           No Set-Off. All payments by the Company under this Note shall be made without set-off or counterclaim and be without any deduction or withholding for any taxes or fees of any nature, unless the obligation to make such deduction or withholding is imposed by law.

5.           Collection Expenses. If this Note is not paid in accordance with its terms, the Company shall pay to the Purchaser, in addition to principal and accrued interest thereon: (i) additional interest payable in shares of Common Stock; and (ii) all costs of collection of this Note, including but not limited to reasonable attorneys’ fees, court costs and other costs for the enforcement of payment of this Note.

6.           Waivers. The Company hereby expressly and irrevocably waives presentment, demand, protest, notice of protest and all other notices in connection with this Note (excluding those notices set forth in Section 3(a)). No delay or extension on the part of the Purchaser in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note, and a waiver of any right on any one occasion shall not operate as a waiver of such right on any future occasion.

7.           General.

(a)    Transfers; Successors and Assigns.

(i)    This Note, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of the Company, the Purchaser, and their respective heirs, successors and assigns; provided, however, that, the Company may not transfer or assign its obligations hereunder, by operation of law or otherwise, without the consent of the Requisite Note Holders; and provided further that, the Purchaser may not transfer or assign its rights hereunder, by operation of law of otherwise, without the consent of the Company.

(ii)    This Note may be transferred by the Purchaser in its sole discretion upon not less than ten (10) days’ notice to a family member of the Purchaser or to any other transferee upon the consent of the Company. Upon any such transfer, the Company will, at its expense, prepare a new Note in the denominations indicated by the Purchaser, deliver such new Note as instructed by such Purchaser and make appropriate entries on the Note registry maintained at the Company’s offices.

(b)    The Company may treat the person in whose name this Note is registered on the Note registry maintained at such office as the owner hereof for all purposes and the Company shall not be affected by any notice to the contrary.

(c)    From and after the date of the occurrence of any Event of Default, this Note or any part hereof or interest herein, may be transferred, assigned, conveyed or in any way alienated without any consent of Company or any other person or entity other than the Purchaser.

8.           Changes. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Requisite Note Holders; provided, however, that no such change, addition, omission or waiver shall adversely and disproportionately affect any Purchaser in a manner different than any other holder of the other Notes without the prior written consent of such Purchaser.

9.           Notices and Meetings of Requisite Note Holders.

(a)    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (1) upon personal delivery or delivery by courier to the party to be notified, (ii) when sent by confirmed facsimile or electronic delivery if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, or (iii) four (4) days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 8(c)): (x) if to Company, to the Company at 20 North Rear Road, Lakeshore, Ontario, Canada, N0R lK0, attention: Bill Chaaban, CEO, with a copy to Herrick, Feinstein LLP, Two Park Avenue, New York, NY 10016; Attention: Richard M. Morris, Esq.; and (ii) if to Purchaser, at Purchaser’s address set forth above the Purchaser’s name on the first page of this Note or such other address as provided by the Purchaser in writing.

(b)    From and after the date of any default under the provisions of this Note or any event that would constitute an Event of Default, assuming passage of time, notice, action by the Requisite Note Holders or any such fact, a Purchaser shall, upon written demand to the Company, receive a list of each of the registered owners of the Notes including the address of such owners for the purposes of soliciting a consent of the Requisite Note Holders or convening a meeting of such holders. Any meeting may be upon notice of not less than 15 days at the offices of the Company and may be attended in person or by proxy or by telephonic means. Any such meeting and notices thereof and vote of the owners of the Notes shall be in accordance with the provisions of the bylaws of the Company, mutatis mutandis, and any vote of Requisite Note Holders may be effected by a written consent of the Requisite Note Holders in lieu of any meeting of the holders of the Notes.

10.         Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.         Governing Law. This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York with the same effect for agreements wholly negotiated, executed and delivered in such State.

12.         Exclusive Jurisdiction. The Company and Purchaser (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the state of New York and to the jurisdiction of the United States District Court for the Eastern District of the New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the state of New York, Kings County or the United States District Court for the Eastern District of the New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

13.         WAIVER OF JURY TRIAL: THE COMPANY AND THE PURCHASER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE COMPANY AND THE PURCHASER AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH OF THE COMPANY AND THE PURCHASER HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PERSON HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

14.         Costs. Each party will bear its own costs in respect of any disputes arising under this Agreement.

15.         Maximum Rate. All agreements between the Company and the Purchaser are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced by the Note or otherwise, shall the amount paid or agreed to be paid to the Purchaser for the use, forbearance or detention of the indebtedness evidenced by the Note exceed the maximum permissible under applicable law.

16.         Severability. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Purchaser should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Company and the Purchaser.

[Signature on following page]

IN WITNESS WHEREOF, this Note has been duly executed on behalf of the undersigned on the day and in the year first written above.

CEN BIOTECH, INC.

By:
Name: Richard Boswell
Title: CFO

[Signature Page to the Promissory Note]